EXECUTION COPY

Share Purchase Agreement

Dated December 10, 2008

Between

REMEDENT, INC., a public company incorporated under the laws of Nevada, with its registered offices at Xavier de Cocklaan 42, 9831 Deurle, Belgium, and registered with the company registrar under number C2807329 (“Remedent”);

represented by Mr. Robin List, as President, and Mr Guy De Vreese as Chairman of its board of directors.

duly authorised for the purposes hereof pursuant to a board of directors' resolutions dated December 3, 2008 attached hereto as Exhibit B.

hereinafter referred to as “Remedent Inc” or the “Purchaser”, on one hand and,

REMEDENT, N.V., a company incorporated under the laws of Belgium, with its registered offices at Xavier de Cocklaan 42, 9831 Deurle, Belgium, and registered with the company registrar of Gent under number 0474.973.168 (“Remedent N.V.”);

represented by two directors, Mr Guy De Vreese as Managing Director and Remedent Professional Holdings Inc., as Director

hereinafter referred to as “Remedent N.V.” or the “Seller” on the other hand

Seller or Purchaser will be referred to as a “party” or, together will be referred to as the “parties”

Recitals

A         WHEREAS SYLPHAR N.V., a Belgian company validly existing and incorporated under the Laws of the Kingdom of Belgium (hereinafter referred to as “Sylphar” or the “Company”), the capital stock of which amounts to 650.000 Euros, the head office of which is located in B-9831 Deurle, Xavier de Cocklaan 42, and which is registered at the register of Gent under number n° 0892.362.188, operates mainly OTC business for dental products.

B         WHEREAS the Company's registered capital is divided in 100 shares without a par value (the "Shares"). The shares are fully paid up.

C          WHEREAS the allotment of the Shares is the following:

Remedent Inc: 1 share
Remedent N.V. : 99 shares Total: 100 shares

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D         WHEREAS the Seller so owns 99 Shares and wishes to sell all of them to the Purchaser. The Purchaser wishes to purchase all the said Shares from the Seller.

Now, therefore, the Parties have agreed on the terms, provisions and conditions contained in this purchase agreement relating to the Shares (hereinafter referred to as the "Agreement").

It is agreed:

1.	SALE AND PURCHASE OF THE SHARES

1.1.	Sale and Purchase of the Shares

The Seller sells 99 Shares to the Purchaser, and the Purchaser purchases 99 Shares, free and clear of all encumbrances and security interests or restrictions of any kind whatsoever.

The sale and purchase of 99 Shares, which constitutes a sole and unique contract, will be executed on the date set forth above, hereafter referred to as “Closing Date”.

Remedent Inc. will have full property and possession of 99 Shares on Closing Date.

All rights and obligations related to the Company shares are transferred on Closing Date.

1.2.	Purchase Price

The purchase price for the 99 Company shares sold and acquired on the Closing Date in accordance with article 1.1. above, amounts to 1,881,000 € (the “Purchase Price”).

1.3.	Payment of the Purchase Price

The purchase price for 99 shares sold and acquired on the Closing Date in accordance with article 1.1. above shall be paid on the Closing Date as follows:

a)

1,000,160 € in the form of a unsecured non-interest bearing promissory note in the form attached hereto as Exhibit A (the “Promissory Note”). It is agreed by Purchaser and Seller that payment under the Promissory Note shall be due and payable within thirty (30) business days of Purchaser’s receipt of funds in the amount equal to the Purchase Price from Concordia Funds; and

b)     880,840 € to account on the existing I/C account between Purchaser and Seller.

2.	CLOSING AND SUBSEQUENT OPERATIONS

2.1.	Closing Date

The sale and purchase of 99 shares, as provided for in article 1.1. above shall be completed on the Closing Date, at any location agreed upon by the parties.

2.2.	Closing

2.2.1    The Seller shall deliver to the Purchaser on the Closing Date:

the 99 shares to the Purchaser;

2.2.2    The Purchaser shall deliver to the Seller on the Closing Date:

The executed Promissory Note, as evidence of payment of the purchase price of the 99 Shares, amounting to 1,000,160 €

2.2.3.      After Closing Formalities

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Immediately after the Closing, the Seller and the Purchaser shall date and sign the shares registry in which the sale of the 99 shares will be entered in order to have the sale of the 99 shares produce all its effects vis-à-vis the Company and third parties.

2.3.	Subsequent Operations

The Seller undertakes to sign all necessary documents and to accomplish all necessary formalities including voting in favour of the Company board of directors resolutions, delivering receipt, issuing certificates and assisting the Purchaser in the post-acquisitions formalities and various deposits and publications, in order to allow the transfer of the shares to the benefit of Remedent Inc.

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER

As the Purchaser is already a minority shareholder of the Company, it is fully aware of all material matters of the Company.

Therefore, it has been decided to realize this transaction with limited representations and warranties from the Seller and without any due diligence investigations.

3.1.	Existence of the Company

The Company is a N.V. with a registered capital of Euros 650.000, divided into 100 shares without par value, fully paid. The Company is duly incorporated under the Laws and regulations of the Kingdom of Belgium.

All Company books, registries and corporate documents as well as accounting books are up to date and comply with applicable laws and regulations, and all the legal and corporate requirements, including publicity and filing requirements have been duly satisfied.

The certified copy of the Company's by-laws as well as the excerpt of the registration certificate are accurate, complete and up to date.

The Company is not bound by any amicable settlement ("règlement amiable") with all or part of its creditors, any reorganisation or winding-up proceedings in case of bankruptcy, and is not unable to pay its debts as they come due with its own assets ("en état de cessation des paiements").

No authorities or third parties whatsoever have requested and, to the knowledge of the Seller, have just grounds to obtain the winding-up or liquidation of the Company.

3.2.	Absence of Adverse Effect

The execution of this Agreement and the performance of the Seller’s obligations hereunder:

-	are not contrary to any law or regulation, nor to any undertaking binding upon the Seller and/or the Company;

-	do not entitle any third party to terminate or void any agreement or contract entered into by the Company;

-	do not compel the Seller to obtain any authorization or agreement other than those provided for in this Agreement.

3.3.	Securities Issued by the Company

The Seller at the date hereof have good and valid title to all of the Shares issued by the Company, it being specified that such title may not in any way be challenged.

The Company has not issued any bonds or securities other than the Shares.

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The Shares are free and clear of any right, pledge, lien, security interest, promise to sell or pre-emption right or any other encumbrance of any nature whatsoever, and, more generally, no third party whatsoever has any right of any nature whatsoever on the Shares.

The Shares, which comprise the totality of the share capital and voting rights of the Company, have been validly issued. The Shares do not constitute community property and are not held in jointly-held property.

The Company has not issued any debenture loans nor convertible or exchangeable bonds. There is no agreement or commitment according to which anyone has or could potentially have the right to require the issuance of new shares or securities by the Company, and the Company has not made any decision relating to the issuance of new shares or securities. The Company has not issued any securities of any nature whatsoever which could cause a capital increase or the issuance of securities to occur.

The Shares are freely transferable, and may be transferred to the Purchaser in accordance with this Agreement. The transfer of the Shares in accordance with this Agreement grants the Purchaser full and valid title to the Shares, free and clear of all encumbrances and may not in any way be challenged.

There is no shareholders' agreement or any similar agreement which has been entered into by all or certain Company's current or past shareholders with regard to the Company or their interest therein. The progressive transfer of ownership and possession of the Company shares will occur, on the grounds of the executed Agreement, at the contractual date of effect of each of the four execution operations as defined in Article 1.1. above.

3.4.	Conduct of the Company's Activities

The Company is qualified and has full corporate power to carry on its business activities and has all the requisite authorizations, licenses and permits in connection with the ownership, administration, use, and disposition of all its property and assets. As of the date hereof, no injunction has been filed which could affect or limit the conduct of the Company' s activities.

The Company carries on its activities validly and without any restriction, in compliance with its corporate purpose and the applicable laws and regulations.

3.5.	Interest

The Company has no direct or indirect interest in any other company, association, group, enterprise, or other entity whatsoever. The Company has not been held liable for the liabilities and debts of a partnership, an intercompany partnership or any other entity and has not acted, in law or in the facts, in the capacity of director or manager of any other company or entity.

There is no fact or circumstance which might cause the Company to be under the obligation to pay or to risk paying any amount relating to any past interest.

The Company has not committed to subscribe the capital stock of any other company, group, enterprise, or other entity, nor committed to hold an interest in any company, group, enterprise, or other entity.

The Company is not party to, or beneficiary of, any promise to sell, to purchase or to exchange relating to all or part of the shares of another company, group, enterprise, or other entity. The Company has not entered into any sale and buy-back agreement still in force relative to any shares or equity interests held in another company, group, enterprise, or other entity.

The Company has not given any guarantee still in force and is not bound by any indemnification or restitution obligation in connection with the sale of any interest.

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3.6.	Intellectual and Industrial Property Rights

All the commercial names, trademarks, logos, drawings, designs, patents, copyrights, rights over files, domain names programs or software, and other rights that the Company uses to carry out its activities are fully owned by the Company

3.7.	Litigation

The Company is not involved in any pending or threatened lawsuit, claim, enquiry, injunction, legal, civil, penal, administrative, professional or arbitral proceedings, and, to the knowledge of the Seller, no facts or circumstances exist which could constitute a basis thereof.

3.8.	Accuracy of the Seller’s Representations and Warranties

All of the representations and warranties contained in this Article 3 have been made to the best of the Seller’s knowledge and, in any case, in good faith, based on normal investigations conducted by or on behalf of the Seller, in order to faithfully and realistically present the Company's position with respect to the items covered in said Article 3.

The representations and warranties of this Article 3 replace all of the Seller’s other representations and warranties, regardless of the manner in which they were made or granted.

The scope of the information contained in the Schedules is limited to the articles to which the latter refer.

4.	CONFIDENTIALITY

This Agreement and the operations provided for hereby are confidential and each of the parties undertakes not to disclose to anyone, directly or indirectly, the existence or the content hereof without the express prior consent of the other party, except in the case of (i) privileged communications to its counsels bound by professional secrecy or directors, (ii) disclosures necessary for the performance of this Agreement, and (iii) disclosures required by law, a court or an administrative decision, and/or a stock exchange regulation.

5.	EXPENSES

Each of the parties shall bear the costs and expenses incurred by each of them for the negotiation, preparation and enforcement hereof.

6.	MODIFICATIONS

No modification to any provision hereof shall be valid unless it is in writing and signed by all of the Parties.

7.	APPLICABLE LAW

This Agreement shall be governed by and interpreted in accordance with the laws of Belgium.

8.	JURISDICTION

Any dispute, controversy or claim arising out of or relating to this Agreement or any document issued in appliance of the same, which cannot be settled in a friendly manner within thirty (30) days from its beginning shall be submitted to the Gent Commercial Court which will have exclusive jurisdiction.

The thirty (30) days period in which to settle the dispute in a friendly manner shall commence upon the first day after either party notifies the other party by fax or mail that a dispute exists ("initial notice of dispute").

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9.	ENTIRE AGREEMENT

This Share Purchase Agreement supersedes and voids all prior written and oral agreements between the Parties with respect to the subject matter hereof.

Signed by the parties or their duly authorised representatives

Signed by Guy De Vreese duly authorised for and on behalf of REMEDENT Inc.	) ) ) )	/s/ Guy De Vreese

Signed by Robin List duly authorised for and on behalf of REMEDENT Inc.	) ) ) )	/s/ Robin List

Signed by Guy De Vreese Duly authorized for and On behalf of REMEDENT N.V.	) ) ) )	/s/ Guy De Vreese

Signed by Guy De Vreese For Remedent Professional Holdings Inc. On behalf of REMEDENT N.V.	) ) ) )	/s/ Guy De Vreese

(Signature Page to Share Purchase Agreement

between Remedent, Inc. and Remedent N.V.)

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